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                                                                   Exhibit 99.C2






                         CONSENT OF INDEPENDENT AUDITORS
                         -------------------------------

We consent to the use in this Amendment to the Registration Statement of our report dated April 18, 2002 relating to the Statement of Net Assets of UBS PaineWebber Equity Trust, Value S&P Industrial Series 2002A, including the Schedule of Investments, included herein, and to the reference made to us under the caption "Independent Auditors" in the Prospectus.




                                                             ERNST & YOUNG LLP


April 18, 2002
New York, New York